Exhibit 99.1

FIRST LIGHT ACQUISITION GROUP, INC. ANNOUNCES APPROVAL OF EXTENSION AMENDMENT TO CERTIFICATE OF INCORPORATION

New York, New York – September 16, 2022 – First Light Acquisition Group, Inc. (NYSE: FLAG) (“FLAG”) today announced that its stockholders approved an extension of the date by which it has to consummate a business combination, allowing the Company to extend such date to December 14, 2022 and providing the Company’s board of directors the ability to extend for three additional times for three months each time, subject to the payment by FLAG’s sponsor of 1% of the amount on deposit in FLAG’s trust account for each extension (unless FLAG has filed a registration statement or proxy statement in connection with an initial business combination, in which case no extension fee would be required for such period).

Accordingly, FLAG’s Trust Account has been funded with a payment of $412,802 for the extension period. FLAG’s CEO, Bill Weber, further announced Tom Vecchiolla, currently a Board Director and an Operating Partner as co-CEO, “I am pleased to have Tom work side by side with me as co-CEO” states Weber. “This is an exciting time for FLAG as we work diligently toward a business combination and the successful entry of a new company into the public market” said Vecchiolla.

For more information, please contact:

FLAG Investor Relations

IR@firstlightacquisition.com

(202) 503-9255